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                                                                   EXHIBIT 10.23

                              SEPARATION AGREEMENT

                  SEPARATION AGREEMENT (this "Agreement"), dated March 26, 2003, by and between PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company") and KRISTEN BRATBERG (the "Executive").

                  WHEREAS, the Executive is the President and Chief Executive Officer of the Company and a member of its Board of Directors (the "Board"); and

                  WHEREAS, the parties have agreed that the Executive will resign from all of his positions with the Company, its subsidiaries and its affiliates, effective as of March 26, 2003, on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereby agree as follows:

                  SECTION 1. RESIGNATION

                  Effective March 26, 2003 (the "Termination Date"), the Executive hereby resigns from all positions he holds with the Company, its subsidiaries and its affiliates including, without limitation, the positions of President and Chief Executive Officer of the Company and as a member of the Board.

                  SECTION 2. SEPARATION BENEFITS

                  In full satisfaction of all the Company's obligations under the Employment Agreement between the Company and the Executive, dated May 8, 2000 (the "Employment Agreement"), as well as any other compensatory agreement between the Company and the Executive, the Company agrees to provide the Executive with the following:

                  (i) SEVERANCE PAYMENTS. The Company shall provide the Executive with severance pay in the aggregate amount of $200,000, payable in four equal monthly installments of $50,000 each beginning one month following the Termination Date. All such payments will be subject to any applicable withholding tax. The Executive will have no rights to severance payments from the Company except as provided in this paragraph (i).

                  (ii) STOCK OPTIONS. All outstanding options to purchase shares of the Company's common stock identified as "current" under the heading "Options Vested" on Annex A hereto (the "Vested Options") shall remain exercisable for three months following the Termination Date under the terms of such options. The Executive shall have the right to exercise only the Vested Options, and such Vested Options shall be exercisable in a manner that is no less favorable than is made generally available to other executives of the Company.



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                  (iii) HEALTH BENEFITS. The Company shall provide the Executive and his eligible dependants with continuation of heath, medical, hospitalization and other programs for a period of four months following the Termination Date at the same employee cost that applies to senior executives of the Company. Following the expiration of this four month period, the Executive will be entitled to any coverage required by applicable law.

                  (iv) ACCRUED RIGHTS. The Executive shall be entitled to all rights accrued and vested through the Termination Date under the terms of any of the Company's employee benefit plans, practices, programs and arrangements he participated in prior to the Termination Date (other than any severance benefits). The Executive shall also be entitled to
         (i) payment of his base salary at its current rate through the Termination Date and (ii) payment of any unreimbursed business expenses under the terms of the Employment Agreement.

                  SECTION 3. MISCELLANEOUS

                  (a) NO MITIGATION OR OFFSET. The Executive shall have no obligation to mitigate the Company's obligations provided under Section 2 hereof by seeking substitute employment or otherwise and there shall be no offset of the payments or benefits provided therein from compensation provided from future employment.

                  (b) PRESS RELEASE. The Company agrees to issue a press release in substantially the form annexed hereto as Annex B on the business day following the Termination Date.

                  (c) PERSONAL ITEMS. The Company will provide the Executive with a reasonable opportunity to remove his personal items from his office following the Termination Date.

                  (d) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Agreement, including, without limitation, the Employment Agreement. Notwithstanding the foregoing, this Agreement shall not cancel or supersede (i) any stock option agreements relating to the Vested Options, (ii) the Company's Amended and Restated Stock Option Plan (the "Option Plan"), as incorporated into such stock option agreements and (iii)
Section 8 of the Employment Agreement which shall remain in full force and effect with the Termination Date treated as the date of the termination of the Employment Agreement. In the event of a conflict between a stock option agreement or the Option Plan and this Agreement, the terms of this Agreement shall control.

                  (e) AMENDMENT; WAIVER. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

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                  (f) GOVERNING LAW; JURISDICTION. This Agreement and
performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Florida, and the parties submit to the jurisdiction of the courts of the State of Florida for purposes of any actions or proceedings that may be required to enforce this Agreement.

                  (g) COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         PEDIATRIX MEDICAL GROUP, INC.

                                         By /s/ Roger J. Medel, M.D.
                                            --------------------------------

                                         Title Chairman of the Board and Chief
                                               Executive Officer
                                               -----------------------------


                                         EXECUTIVE

                                          /s/ Kristen Bratberg
                                         -----------------------------------
                                         Kristen Bratberg



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